Exhibit 99.1

Contact:
Allison Bober
Investor Relations
Lennar Corporation
(305) 485-2038
FOR IMMEDIATE RELEASE
Lennar Reports Second Quarter EPS of $0.61

•
Net earnings of $137.7 million, or $0.61 per diluted share, compared to net earnings of $137.4 million, or $0.61 per diluted share, which included a partial reversal of the state deferred tax asset valuation allowance of $41.3 million, or $0.18 per diluted share

•	Deliveries of 4,987 homes – up 12%

•	New orders of 6,183 homes – up 8%; new orders dollar value of $2.0 billion – up 21%

•	Backlog of 6,858 homes – up 11%; backlog dollar value of $2.4 billion – up 26%

•	Revenues of $1.8 billion – up 27%

•	Gross margin on home sales of 25.5% – improved 140 basis points

•	S,G&A expenses as a % of revenues from home sales of 10.8% – improved 10 basis points

•	Operating margin on home sales of 14.7% – improved 140 basis points

•	Lennar Homebuilding operating earnings of $234.5 million, compared to $159.8 million

•	Lennar Financial Services operating earnings of $18.3 million, compared to $29.2 million

•
Rialto Investments operating earnings of $13.4 million (including an add back of $17.1 million of net loss attributable to noncontrolling interests), compared to $2.8 million (net of $5.7 million of net earnings attributable to noncontrolling interests)

•	Lennar Multifamily start-up operating loss of $7.2 million, compared to $1.4 million

•	Lennar Homebuilding cash and cash equivalents of $628 million

•	No outstanding borrowings under the $950 million credit facility

•	In June 2014, increased the credit facility to $1.5 billion, including a $263 million accordion feature, and extended maturity to June 2018

•	Lennar Homebuilding debt to total capital, net of cash and cash equivalents, of 48.0%

(more)

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Miami, June 26, 2014 -- Lennar Corporation (NYSE: LEN and LEN.B), one of the nation’s largest homebuilders, today reported results for its second quarter ended May 31, 2014. Second quarter 2014 net earnings attributable to Lennar were $137.7 million, or $0.61 per diluted share, compared to second quarter 2013 net earnings attributable to Lennar of $137.4 million, or $0.61 per diluted share, which included a partial reversal of the state deferred tax asset valuation allowance of $41.3 million, or $0.18 per diluted share.
Stuart Miller, Chief Executive Officer of Lennar Corporation, said, "We are extremely pleased with our operating results in the second quarter. Our core homebuilding business is hitting on all cylinders. Fueled by a 14% increase in our average sales price and continued momentum from our land acquisition strategy, our gross and operating margins increased to 25.5% and 14.7%, respectively, the highest second quarter margins in the Company’s history."
Mr. Miller continued, "While the spring selling season was softer than anticipated by us and the investor community, the homebuilding recovery continued its progression at a slow and steady pace. The fundamentals of the homebuilding industry remain strong driven by high affordability levels, favorable monthly payment comparisons to rentals and overall supply shortages. Demand in most of our markets continues to outpace supply, which is constrained by limited land availability."
"Complementing our core homebuilding business, our multifamily rental segment has continued to mature. With a geographically diversified pipeline exceeding $4 billion and 17,000 apartments, this segment is positioned to become a meaningful contributor to our earnings. We expect to sell our first apartment community in the third quarter and should begin to have a more consistent pattern of apartment property sales, starting in the second half of 2015. Meanwhile, Rialto has continued its strategic growth to becoming a best in class asset manager. Rialto’s fund investments are poised for strong long term returns and its mortgage conduit business continues to provide steady, current earnings."
Mr. Miller concluded, "While our homebuilding business remains the primary driver of our earnings growth, we are extremely well positioned across all of our platforms to capitalize on the opportunities of a recovering market."
RESULTS OF OPERATIONS
THREE MONTHS ENDED MAY 31, 2014 COMPARED TO
THREE MONTHS ENDED MAY 31, 2013
Lennar Homebuilding
Revenues from home sales increased 28% in the second quarter of 2014 to $1.6 billion from $1.3 billion in the second quarter of 2013. Revenues were higher primarily due to a 12% increase in the number of home deliveries, excluding unconsolidated entities, and a 14% increase in the average sales price of homes delivered. New home deliveries, excluding unconsolidated entities, increased to 4,976 homes in the second quarter of 2014 from 4,449

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homes in the second quarter of 2013. There was an increase in home deliveries in all of the Company's Homebuilding segments, except in the Company's Homebuilding Southeast Florida segment. The decrease in home deliveries in the Homebuilding Southeast Florida segment was primarily due to a higher mix of start-up communities. The average sales price of homes delivered increased to $322,000 in the second quarter of 2014 from $283,000 in the second quarter of 2013. Sales incentives offered to homebuyers were $20,300 per home delivered in the second quarter of 2014, or 5.9% as a percentage of home sales revenue, compared to $20,200 per home delivered in the second quarter of 2013, or 6.7% as a percentage of home sales revenue, and $21,300 per home delivered in the first quarter of 2014, or 6.3% as a percentage of home sales revenue.
Gross margins on home sales were $409.6 million, or 25.5%, in the second quarter of 2014, compared to $303.3 million, or 24.1%, in the second quarter of 2013. Gross margin percentage on home sales improved compared to the second quarter of 2013, primarily due to a decrease in sales incentives offered to homebuyers as a percentage of revenue from home sales, an increase in the average sales price of homes delivered, a greater percentage of deliveries from the Company's new higher margin communities (communities where land was acquired subsequent to November 30, 2008) and $9.6 million of insurance recoveries and other nonrecurring items, partially offset by an increase in materials, labor and land costs. Gross profits on land sales totaled $5.6 million in the second quarter of 2014, compared to $2.7 million in the second quarter of 2013.
Selling, general and administrative expenses were $173.1 million in the second quarter of 2014, compared to $136.6 million in the second quarter of 2013. As a percentage of revenues from home sales, selling, general and administrative expenses improved to 10.8% in the second quarter of 2014, from 10.9% in the second quarter of 2013.
Lennar Homebuilding equity in earnings from unconsolidated entities was $0.4 million in the second quarter of 2014, compared to $13.5 million in the second quarter of 2013. In the second quarter of 2013, Lennar Homebuilding equity in earnings from unconsolidated entities related to the Company's share of operating earnings of Lennar Homebuilding unconsolidated entities, primarily as a result of sales of homesites to third parties by one unconsolidated entity that resulted in $13.0 million of equity in earnings.
Lennar Homebuilding other income, net, totaled $2.3 million in the second quarter of 2014, compared to $2.1 million in the second quarter of 2013.
Lennar Homebuilding interest expense was $49.2 million in the second quarter of 2014 ($38.6 million was included in cost of homes sold, $0.3 million in cost of land sold and $10.3 million in other interest expense), compared to $54.8 million in the second quarter of 2013 ($29.0 million was included in cost of homes sold, $0.7 million in cost of land sold and $25.1 million in other interest expense). Interest expense decreased primarily due to an increase in qualifying assets eligible for interest capitalization, partially offset by an increase in the Company's outstanding debt and an increase in home deliveries.

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Lennar Financial Services
Operating earnings for the Lennar Financial Services segment were $18.3 million in the second quarter of 2014, compared to $29.2 million in the second quarter of 2013. The decrease in profitability was primarily due to a more competitive environment as a result of a significant decrease in refinance transactions, which led to lower profit per transaction in the segment's mortgage operations and a decrease in volume in the segment's title operations.
Rialto Investments
Operating earnings for the Rialto Investments ("Rialto") segment were $13.4 million in the second quarter of 2014 (which is comprised of a $3.7 million operating loss and an add back of $17.1 million of net loss attributable to noncontrolling interests), compared to operating earnings of $2.8 million (which included $8.5 million of operating earnings offset by $5.7 million of net earnings attributable to noncontrolling interests) in the second quarter of 2013.
Revenues in this segment were $54.4 million in the second quarter of 2014, which consisted primarily of securitization revenue and interest income from Rialto Mortgage Finance ("RMF"), Rialto's new loan origination and securitization business, which primarily accounted for the increase in revenues in the second quarter of 2014, interest income associated with the Rialto segment's portfolio of real estate loans and fees for managing and servicing assets. This compared to revenues of $25.7 million in the second quarter of 2013, which consisted primarily of accretable interest income associated with the segment's portfolio of real estate loans and fees for managing and servicing assets.
Expenses in this segment were $79.6 million in the second quarter of 2014, which consisted primarily of loan impairments of $33.9 million, primarily associated with the segment's FDIC loan portfolio (before noncontrolling interests), costs related to RMF, interest expense and other general and administrative expenses, compared to expenses of $28.3 million in the second quarter of 2013, which consisted primarily of costs related to its portfolio operations, loan impairments of $3.5 million primarily associated with the segment's FDIC loan portfolio (before noncontrolling interests), and other general and administrative expenses. Expenses increased primarily due to an increase in loan impairments due to changes in the estimated cash flows expected to be collected on the segment's loan portfolios, increases in securitization expenses and general and administrative expenses related to RMF and interest expense related to Rialto's issuance of senior notes in the fourth quarter of 2013.
Rialto Investments equity in earnings from unconsolidated entities were $17.9 million and $4.5 million, respectively, in the second quarter of 2014 and 2013, which were primarily related to the Company's share of earnings from the Rialto real estate funds.

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In the second quarter of 2014, Rialto Investments other income, net, was $3.6 million, which consisted primarily of net realized gains on the sale of real estate owned ("REO") of $14.2 million, rental and other income, partially offset by expenses related to owning and maintaining REO and other expenses. In the second quarter of 2013, Rialto Investments other income, net, was $6.6 million, which consisted primarily of net realized gains on the sale of REO of $18.5 million and rental income, partially offset by expenses related to owning and maintaining REO.
Lennar Multifamily
Operating loss for the Lennar Multifamily segment was $7.2 million in the second quarter of 2014, compared to $1.4 million in the second quarter of 2013. The operating loss in Lennar Multifamily primarily related to general contractor expenses and general and administrative expenses of the segment, partially offset by general contractor and management fee income.
Corporate General and Administrative Expenses
Corporate general and administrative expenses were $38.3 million, or 2.1% as a percentage of total revenues, in the second quarter of 2014, compared to $33.9 million, or 2.4% as a percentage of total revenues, in the second quarter of 2013. As a percentage of total revenues, corporate general and administrative expenses improved due to increased operating leverage.
Noncontrolling Interests
Net earnings (loss) attributable to noncontrolling interests were ($15.1) million and $5.4 million in the second quarter of 2014 and 2013, respectively, which were primarily related to net earnings (loss) attributable to noncontrolling interests associated with the FDIC's interest in the portfolio of real estate loans that the Company acquired in partnership with the FDIC.
Income Taxes
During the second quarter of 2014, the Company had an $81.0 million provision for income taxes, compared to a $19.5 million net tax provision in the second quarter of 2013, which included a tax provision of $60.8 million primarily related to second quarter 2013 pre-tax earnings, partially offset by the reversal of $41.3 million of its valuation allowance.
Credit Facility
In June 2014, the Company increased the aggregate principal amount of its unsecured revolving credit facility (the "Credit Facility") from $950 million to $1.5 billion, which includes a $263 million accordion feature, subject to additional commitments, and extended the Credit Facility's maturity to June 2018. The proceeds available under the Credit Facility, which are subject to specified conditions for borrowing, may be used for working capital and general corporate purposes.

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SIX MONTHS ENDED MAY 31, 2014 COMPARED TO
SIX MONTHS ENDED MAY 31, 2013
Lennar Homebuilding
Revenues from home sales increased 30% in the six months ended May 31, 2014 to $2.7 billion from $2.1 billion in 2013. Revenues were higher primarily due to a 12% increase in the number of home deliveries, excluding unconsolidated entities, and a 15% increase in the average sales price of homes delivered. New home deliveries, excluding unconsolidated entities, increased to 8,573 homes in the six months ended May 31, 2014 from 7,623 homes in the six months ended May 31, 2013. There was an increase in home deliveries in all of the Company's Homebuilding segments, except in the Company's Homebuilding Southeast Florida segment. The decrease in home deliveries in the Homebuilding Southeast Florida segment was primarily due to a higher mix of start-up communities. The average sales price of homes delivered increased to $320,000 in the six months ended May 31, 2014 from $277,000 in the six months ended May 31, 2013. Sales incentives offered to homebuyers were $20,700 per home delivered in the six months ended May 31, 2014, or 6.1% as a percentage of home sales revenue, compared to $21,500 per home delivered in the six months ended May 31, 2013, or 7.2% as a percentage of home sales revenue.
Gross margins on home sales were $695.7 million, or 25.3%, in the six months ended May 31, 2014, compared to $492.3 million, or 23.3%, in the six months ended May 31, 2013. Gross margin percentage on home sales improved compared to the six months ended May 31, 2013, primarily due to a decrease in sales incentives offered to homebuyers as a percentage of revenue from home sales, an increase in the average sales price of homes delivered, a greater percentage of deliveries from the Company's new higher margin communities (communities where land was acquired subsequent to November 30, 2008) and $15.1 million of insurance recoveries and other nonrecurring items, partially offset by an increase in materials, labor and land costs. Gross profits on land sales totaled $21.7 million in the six months ended May 31, 2014, compared to $5.7 million in the six months ended May 31, 2013. The increase in gross profits on land sales included two land sale transactions related to land not currently under development that generated $65.4 million of revenues and $8.0 million of gross profits.
Selling, general and administrative expenses were $308.2 million in the six months ended May 31, 2014, compared to $238.9 million in the six months ended May 31, 2013. As a percentage of revenues from home sales, selling, general and administrative expenses improved to 11.2% in the six months ended May 31, 2014, from 11.3% in the six months ended May 31, 2013.
Lennar Homebuilding equity in earnings from unconsolidated entities was $5.4 million in the six months ended May 31, 2014, compared to $12.6 million in the six months ended May 31, 2013. In the six months ended May 31, 2014, Lennar Homebuilding equity in earnings from unconsolidated entities included our share of operating earnings related to a third-party land sale. In the six months ended May 31, 2013, Lennar Homebuilding equity in earnings from unconsolidated entities related to the Company's share of operating earnings of Lennar Homebuilding unconsolidated entities, primarily as a result of sales of homesites to third parties by one unconsolidated entity that resulted in $13.0 million of equity in earnings.

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Lennar Homebuilding other income, net, totaled $5.2 million in the six months ended May 31, 2014, compared to $9.9 million in the six months ended May 31, 2013.
Lennar Homebuilding interest expense was $90.2 million in the six months ended May 31, 2014 ($65.0 million was included in cost of homes sold, $2.2 million in cost of land sold and $23.0 million in other interest expense), compared to $101.1 million in the six months ended May 31, 2013 ($48.4 million was included in cost of homes sold, $1.6 million in cost of land sold and $51.1 million in other interest expense). Interest expense decreased primarily due to an increase in qualifying assets eligible for interest capitalization, partially offset by an increase in the Company's outstanding debt and an increase in home deliveries.
Lennar Financial Services
Operating earnings for the Lennar Financial Services segment were $22.8 million in the six months ended May 31, 2014, compared to $45.3 million in the six months ended May 31, 2013. The decrease in profitability was primarily due to a more competitive environment as a result of a significant decrease in refinance transactions, which led to a decrease in volume in the segment's mortgage and title operations, as well as lower profit per transaction in the segment's mortgage operations.
Rialto Investments
Operating earnings for the Rialto segment were $15.9 million in the six months ended May 31, 2014 (which is comprised of a $0.2 million operating loss and an add back of $16.1 million of net loss attributable to noncontrolling interests), compared to operating earnings of $4.5 million (which included $9.9 million of operating earnings offset by $5.4 million of net earnings attributable to noncontrolling interests) in the six months ended May 31, 2013.
Revenues in this segment were $101.3 million in the six months ended May 31, 2014, which consisted primarily of securitization revenue and interest income from RMF, interest income associated with the Rialto segment's portfolio of real estate loans and fees for managing and servicing assets. This compared to revenues of $51.3 million in the six months ended May 31, 2013, which consisted primarily of accretable interest income associated with the segment's portfolio of real estate loans and fees for managing and servicing assets. Revenues increased primarily due to RMF and an increase in fees for managing and servicing assets.
Expenses in this segment were $127.2 million in the six months ended May 31, 2014, which consisted primarily of loan impairments of $40.6 million, net of recoveries, primarily associated with the segment's FDIC loan portfolio (before noncontrolling interests), costs related to RMF, interest expense and other general and administrative expenses, compared to expenses of $60.1 million in the six months ended May 31, 2013, which consisted primarily of costs related to its portfolio operations, loan impairments of $10.6 million primarily associated with the segment's FDIC loan portfolio (before noncontrolling interests), and other general and administrative expenses. Expenses increased primarily due to an increase in loan impairments due to changes in the estimated cash flows expected to be collected on the segment's loan portfolios, increases in securitization expenses and general and

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administrative expenses related to RMF and interest expense related to Rialto's issuance of senior notes in the fourth quarter of 2013.
Rialto Investments equity in earnings from unconsolidated entities were $23.3 million and $10.7 million in the six months ended May 31, 2014 and 2013, respectively, which were primarily related to the Company's share of earnings from the Rialto real estate funds.
In the six months ended May 31, 2014, Rialto Investments other income, net, was $2.4 million, which consisted primarily of net realized gains on the sale of REO of $23.7 million, rental and other income, partially offset by expenses related to owning and maintaining REO and other expenses. In the six months ended May 31, 2013, Rialto Investments other income, net, was $8.0 million, which consisted primarily of net realized gains on the sale of REO of $27.2 million and rental income, partially offset by expenses related to owning and maintaining REO.
Lennar Multifamily
Operating loss for the Lennar Multifamily segment was $13.4 million in the six months ended May 31, 2014, compared to $4.9 million in the six months ended May 31, 2013. The operating loss in Lennar Multifamily primarily related to general contractor expenses and general and administrative expenses of the segment, partially offset by general contractor and management fee income.
Corporate General and Administrative Expenses
Corporate general and administrative expenses were $76.4 million, or 2.4% as a percentage of total revenues, in the six months ended May 31, 2014, compared to $65.1 million, or 2.7% as a percentage of total revenues, in the six months ended May 31, 2013. As a percentage of total revenues, corporate general and administrative expenses improved due to increased operating leverage.
Noncontrolling Interests
Net earnings (loss) attributable to noncontrolling interests were ($13.3) million and $4.8 million in the six months ended May 31, 2014 and 2013, respectively, which were primarily related to net earnings (loss) attributable to noncontrolling interests associated with the FDIC's interest in the portfolio of real estate loans that the Company acquired in partnership with the FDIC.
Income Taxes
During the six months ended May 31, 2014, the Company had a $126.9 million provision for income taxes, compared to a $15.9 million net tax provision in the six months ended May 31, 2013, which included an $82.3 million tax provision primarily related to pre-tax earnings for the six months ended May 31, 2013, partially offset by the reversal of $66.4 million of its valuation allowance.

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About Lennar
Lennar Corporation, founded in 1954, is one of the nation’s largest builders of quality homes for all generations. The Company builds affordable, move-up and retirement homes primarily under the Lennar brand name. Lennar’s Financial Services segment provides mortgage financing, title insurance and closing services for both buyers of the Company’s homes and others. Lennar’s Rialto Investments segment is a vertically integrated asset management platform focused on investing throughout the commercial real estate capital structure. Lennar's Multifamily segment is a national developer of high-quality multifamily rental properties. Previous press releases and further information about the Company may be obtained at the “Investor Relations” section of the Company’s website, www.lennar.com.

Note Regarding Forward-Looking Statements: Some of the statements in this press release are “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s belief regarding its pipeline in the Multifamily segment and the ability of that segment to become a meaningful contributor to earnings, the Company’s belief regarding apartment sales in the Multifamily segment, the Company’s belief regarding the Rialto segment’s ability to provide strong long term returns, and the Company’s belief regarding its ability to capitalize on the opportunities of a recovering market. You can identify forward-looking statements by the fact that these statements do not relate strictly to historical or current matters. Rather, forward-looking statements relate to anticipated or expected events, activities, trends or results. Accordingly, these forward-looking statements should be evaluated with consideration given to the many risks and uncertainties inherent in our business that could cause actual results and events to differ materially from those in the forward-looking statements. Important factors that could cause such differences include a slow-down in the recovery of real estate markets across the nation, or any downturn in such markets, including a slow-down or downturn in the multifamily rental market; the inability of the Rialto segment to profit from the investments it makes; increases in operating costs, including costs related to real estate taxes, construction materials, labor and insurance, and our ability to manage our cost structure; natural disasters or catastrophic events for which our insurance may not provide adequate coverage; a decline in the value of the land and home inventories we maintain or possible future write-downs of the book value of our real estate assets; reduced availability of mortgage financing and increased interest rates; changes in laws, regulations or the regulatory environment affecting our business, and the risks described in our filings with the Securities and Exchange Commission, including our Form 10-K, for the fiscal year ended November 30, 2013. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

A conference call to discuss the Company’s second quarter earnings will be held at 11:00 a.m. Eastern Time on Thursday, June 26, 2014. The call will be broadcast live on the Internet and can be accessed through the Company’s website at www.lennar.com. If you are unable to participate in the conference call, the call will be archived at www.lennar.com for 90 days. A replay of the conference call will also be available later that day by calling 203-369-1907 and entering 5723593 as the confirmation number.
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10-10-10
LENNAR CORPORATION AND SUBSIDIARIES
Selected Revenues and Operating Information
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	May 31,		May 31,
	2014	2013	2014	2013
Revenues:
Lennar Homebuilding	$1,634,785	1,269,844	2,866,170	2,138,288
Lennar Financial Services	111,016	119,096	187,968	214,976
Rialto Investments	54,393	25,684	101,348	51,306
Lennar Multifamily	18,551	12,257	26,354	12,554
Total revenues	$1,818,745	1,426,881	3,181,840	2,417,124

Lennar Homebuilding operating earnings	$234,511	159,794	396,729	230,466
Lennar Financial Services operating earnings	18,293	29,172	22,758	45,274
Rialto Investments operating earnings (loss)	(3,677)	8,530	(173)	9,881
Lennar Multifamily operating loss	(7,180)	(1,354)	(13,379)	(4,888)
Corporate general and administrative expenses	(38,317)	(33,853)	(76,429)	(65,123)
Earnings before income taxes	203,630	162,289	329,506	215,610
Provision for income taxes	(81,013)	(19,491)	(126,924)	(15,854)
Net earnings (including net earnings (loss) attributable to noncontrolling interests)	122,617	142,798	202,582	199,756
Less: Net earnings (loss) attributable to noncontrolling interests	(15,102)	5,362	(13,254)	4,828
Net earnings attributable to Lennar	$137,719	137,436	215,836	194,928

Average shares outstanding:
Basic	202,000	190,010	201,977	189,779
Diluted	228,009	226,655	227,821	226,336

Earnings per share:
Basic	$0.67	0.71	1.06	1.01
Diluted (1)	$0.61	0.61	0.95	0.88

Supplemental information:
Interest incurred (2)	$69,682	65,055	135,600	126,431

EBIT (3):
Net earnings attributable to Lennar	$137,719	137,436	215,836	194,928
Provision for income taxes	81,013	19,491	126,924	15,854
Interest expense	49,200	54,831	90,184	101,120
EBIT	$267,932	211,758	432,944	311,902

(1)
Diluted earnings per share includes an add back of interest of $2.0 million and $4.0 million for the three and six months ended May 31, 2014, respectively, related to the Company's 3.25% convertible senior notes and $2.8 million and $5.7 million for the three and six months ended May 31, 2013, respectively, related to the Company's 2.00% and 3.25% convertible senior notes.

(2)	Amount represents interest incurred related to Lennar Homebuilding debt.

(3)
EBIT is a non-GAAP financial measure defined as earnings before interest and taxes. This financial measure has been presented because the Company finds it important and useful in evaluating its performance and believes that it helps readers of the Company's financial statements compare its operations with those of its competitors. Although management finds EBIT to be an important measure in conducting and evaluating the Company's operations, this measure has limitations as an analytical tool as it is not reflective of the actual profitability generated by the Company during the period. Management compensates for the limitations of using EBIT by using this non-GAAP measure only to supplement the Company's GAAP results. Due to the limitations discussed, EBIT should not be viewed in isolation, as it is not a substitute for GAAP measures.

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LENNAR CORPORATION AND SUBSIDIARIES
Segment Information
(In thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	May 31,		May 31,
	2014	2013	2014	2013
Lennar Homebuilding revenues:
Sales of homes	$1,605,366	1,256,267	2,745,597	2,111,348
Sales of land	29,419	13,577	120,573	26,940
Total revenues	1,634,785	1,269,844	2,866,170	2,138,288

Lennar Homebuilding costs and expenses:
Cost of homes sold	1,195,751	952,983	2,049,929	1,619,067
Cost of land sold	23,786	10,916	98,858	21,264
Selling, general and administrative	173,106	136,608	308,211	238,850
Total costs and expenses	1,392,643	1,100,507	2,456,998	1,879,181
Lennar Homebuilding operating margins	242,142	169,337	409,172	259,107
Lennar Homebuilding equity in earnings from unconsolidated entities	394	13,491	5,384	12,627
Lennar Homebuilding other income, net	2,262	2,075	5,151	9,872
Other interest expense	(10,287)	(25,109)	(22,978)	(51,140)
Lennar Homebuilding operating earnings	$234,511	159,794	396,729	230,466

Lennar Financial Services revenues	$111,016	119,096	187,968	214,976
Lennar Financial Services costs and expenses	92,723	89,924	165,210	169,702
Lennar Financial Services operating earnings	$18,293	29,172	22,758	45,274

Rialto Investments revenues	$54,393	25,684	101,348	51,306
Rialto Investments costs and expenses	79,604	28,305	127,180	60,076
Rialto Investments equity in earnings from unconsolidated entities	17,939	4,505	23,293	10,678
Rialto Investments other income, net	3,595	6,646	2,366	7,973
Rialto Investments operating earnings (loss)	$(3,677)	8,530	(173)	9,881

Lennar Multifamily revenues	$18,551	12,257	26,354	12,554
Lennar Multifamily costs and expenses	25,549	13,581	39,476	17,409
Lennar Multifamily equity in loss from unconsolidated entities	(182)	(30)	(257)	(33)
Lennar Multifamily operating loss	$(7,180)	(1,354)	(13,379)	(4,888)

12-12-12
LENNAR CORPORATION AND SUBSIDIARIES
Summary of Deliveries and New Orders
(Dollars in thousands, except average sales price)
(unaudited)

	Homes		Dollar Value		Average Sales Price
	Three Months Ended May 31,
Deliveries:	2014	2013	2014	2013	2014	2013
East	1,859	1,603	$533,991	420,368	$287,000	262,000
Central	831	702	233,438	180,676	281,000	257,000
West	985	849	418,136	277,940	425,000	327,000
Southeast Florida	374	453	129,268	123,883	346,000	273,000
Houston	600	538	166,152	135,812	277,000	252,000
Other	338	319	130,711	127,311	387,000	399,000
Total	4,987	4,464	$1,611,696	1,265,990	$323,000	284,000
Of the total homes delivered listed above, 11 homes with a dollar value of $6.3 million and an average sales price of $575,000 represent home deliveries from unconsolidated entities for the three months ended May 31, 2014, compared to 15 home deliveries with a dollar value of $9.7 million and an average sales price of $648,000 for the three months ended May 31, 2013.

New Orders:
East	2,182	2,385	$629,410	650,514	$288,000	273,000
Central	1,045	862	305,069	230,866	292,000	268,000
West	1,307	909	558,602	328,565	427,000	361,000
Southeast Florida	523	463	169,456	137,635	324,000	297,000
Houston	753	716	206,223	189,482	274,000	265,000
Other	373	370	154,083	136,456	413,000	369,000
Total	6,183	5,705	$2,022,843	1,673,518	$327,000	293,000
Of the total new orders listed above, 12 homes with a dollar value of $8.6 million and an average sales price of $714,000 represent new orders from unconsolidated entities for the three months ended May 31, 2014, compared to 19 new orders with a dollar value of $12.7 million and an average sales price of $668,000 for the three months ended May 31, 2013.

	Six Months Ended May 31,
Deliveries:	2014	2013	2014	2013	2014	2013
East	3,253	2,743	$925,964	708,573	$285,000	258,000
Central	1,353	1,277	373,253	328,633	276,000	257,000
West	1,717	1,448	723,427	458,689	421,000	317,000
Southeast Florida	672	718	231,075	195,734	344,000	273,000
Houston	1,038	921	288,271	234,807	278,000	255,000
Other	563	543	217,430	203,148	386,000	374,000
Total	8,596	7,650	$2,759,420	2,129,584	$321,000	278,000
Of the total homes delivered listed above, 23 homes with a dollar value of $13.8 million and an average sales price of $601,000 represent home deliveries from unconsolidated entities for the six months ended May 31, 2014, compared to 27 home deliveries with a dollar value of $18.2 million and an average sales price of $675,000 for the six months ended May 31, 2013.

New Orders:
East	3,828	3,937	$1,100,028	1,063,283	$287,000	270,000
Central	1,811	1,517	523,196	405,958	289,000	268,000
West	2,146	1,487	937,311	518,662	437,000	349,000
Southeast Florida	889	964	289,104	288,308	325,000	299,000
Houston	1,313	1,233	362,906	327,328	276,000	265,000
Other	661	622	272,408	227,560	412,000	366,000
Total	10,648	9,760	$3,484,953	2,831,099	$327,000	290,000
Of the total new orders listed above, 24 homes with a dollar value of $15.0 million and an average sales price of $625,000 represent new orders from unconsolidated entities for the six months ended May 31, 2014, compared to 32 new orders with a dollar value of $21.3 million and an average sales price of $665,000 for the six months ended May 31, 2013.

13-13-13
LENNAR CORPORATION AND SUBSIDIARIES
Summary of Backlog
(Dollars in thousands, except average sales price)
(unaudited)

	Homes		Dollar Value		Average Sales Price
	May 31,
Backlog:	2014	2013	2014	2013	2014	2013
East	2,543	2,570	$777,063	$723,768	$306,000	$282,000
Central	1,102	893	346,958	246,142	315,000	276,000
West	1,045	747	471,574	263,624	451,000	353,000
Southeast Florida	824	715	274,163	233,857	333,000	327,000
Houston	944	828	255,720	227,906	271,000	275,000
Other	400	410	224,717	167,874	562,000	409,000
Total	6,858	6,163	$2,350,195	$1,863,171	$343,000	$302,000
Of the total homes in backlog listed above, 5 homes with a backlog dollar value of $3.7 million and an average sales price of $736,000 represent the backlog from unconsolidated entities at May 31, 2014, compared with 10 homes with a backlog dollar value of $6.6 million and an average sales price of $658,000 at May 31, 2013.
Lennar's reportable homebuilding segments and all other homebuilding operations not required to be reported separately, have operations located in:
East: Florida(1), Georgia, Maryland, New Jersey, North Carolina, South Carolina and Virginia
Central: Arizona, Colorado and Texas(2)
West: California and Nevada
Southeast Florida: Southeast Florida
Houston: Houston, Texas
Other: Illinois, Minnesota, Oregon, Tennessee and Washington

(1)	Florida in the East reportable segment excludes Southeast Florida, which is its own reportable segment.

(2)	Texas in the Central reportable segment excludes Houston, Texas, which is its own reportable segment.

LENNAR CORPORATION AND SUBSIDIARIES
Supplemental Data
(Dollars in thousands)
(unaudited)

	May 31,	November 30,	May 31,
	2014	2013	2013
Lennar Homebuilding debt	$4,683,438	4,194,432	4,520,486
Total stockholders' equity	4,399,344	4,168,901	3,585,602
Total capital	$9,082,782	8,363,333	8,106,088
Lennar Homebuilding debt to total capital	51.6%	50.2%	55.8%

Lennar Homebuilding debt	$4,683,438	4,194,432	4,520,486
Less: Lennar Homebuilding cash and cash equivalents	627,615	695,424	727,207
Net Lennar Homebuilding debt	$4,055,823	3,499,008	3,793,279
Net Lennar Homebuilding debt to total capital (1)	48.0%	45.6%	51.4%

(1)
Net Lennar Homebuilding debt to total capital is a non-GAAP financial measure defined as net Lennar Homebuilding debt (Lennar Homebuilding debt less Lennar Homebuilding cash and cash equivalents) divided by total capital (net Lennar Homebuilding debt plus total stockholders' equity). The Company believes the ratio of Net Lennar Homebuilding debt to total capital is a relevant and useful financial measure to investors in understanding the leverage employed in our Lennar Homebuilding operations. However, because Net Lennar Homebuilding debt to total capital is not calculated in accordance with GAAP, this financial measure should not be considered in isolation or as an alternative to financial measures prescribed by GAAP. Rather, this non-GAAP financial measure should be used to supplement the Company's GAAP results.